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Exhibit 99.1


                                                                October 31, 2007

Dear MicroIslet Shareholder:

The management of MicroIslet is focused on the acceleration of clinical testing of the Company's "MicroIslet-PTM" encapsulated islet preparation in persons suffering from type 1 diabetes. In this letter, I will introduce our new management and strategy, describe the progress we have made since the new team was implemented at the end of June, and provide information about our planned projects.

I, like many of you, have been a long-time holder of MicroIslet stock. The Company has evolved through various strategies and management leaders; however, the goal has always been to produce a transplantation product that would forever change the treatment of diabetes. With a goal so large, the strategies to accomplish it must be flexible.

Until June of this year I have monitored the Company's pursuit of its goals as an outside shareholder. I purchased a significant interest in the Company in various private offerings, and on the open market, because I believed in the Company and its mission, and many of my friends, family, and business associates invested as well.

In June of this year I was given an opportunity to join a team of talented individuals who believed that they could fulfill MicroIslet's mission through a change in management and strategy. We chose to become involved as Board members, employees, and consultants because of our belief in the Company's technologies and goals, and because we saw an opportunity to build shareholder value. I'm honored to be able to serve with the excellent directors, management, and employees of MicroIslet.

New Management
--------------

The new team that joined in June consists of Michael J. Andrews, Jonathan R.T. Lakey, Keith B. Hoffman, and me. Our new team is a synergistic combination of Mike's strong background in product development and manufacturing; Jonathan's knowledge, experience, and contacts within the international islet transplantation community; Keith's business development and intellectual property generation record; and my past successes in running and growing companies.

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Progress and Planned Projects
-----------------------------
To date, our new team has accomplished the following:

1)       Raised $1 million from the sale of equity at the end of June.
2) Signed a manufacturing partnership with Progenitor Cell Therapy, LLC, a leading current Good Manufacturing Practices (cGMP) contractor, for our islet cell isolation and encapsulation. This relationship was particularly important to our planned clinical trials, as the FDA requires materials proposed to be transplanted into humans to be produced in cGMP facilities. We also believe that a successful transplantation therapy for diabetic patients will depend in significant part on the manufacturing standards and facilities used to produce the product.
3) Added Barry Ritholtz, a noted stock market analyst and public relations expert, to the Board of Directors. Barry has added extensive marketing and public relations expertise to the Company.
4)       Secured a $1 million convertible loan in September.
5) Hired Amaresh Basu, Ph.D., as Vice President of Research and Development in October. Amaresh has significantly enhanced our process development and regulatory capabilities, and he is deploying his past experience with FDA filings and approvals to our upcoming FDA interactions.
6) Appointed Regulus Pharmaceutical Consulting, Inc., a regulatory affairs and product development firm, to advise on regulatory agency approvals and Quality Assurance systems.
7)       Scheduled a pre-IND meeting date with the FDA for later this year.

We are also exploring a possible expansion of our relationship with FIOS Therapeutics, Inc. (currently the only Designated Pathogen Free (DPF) pig facility in North America), offshore clinical trial opportunities, multiple new intellectual property initiatives, and strategic partnership opportunities to expedite and advance human clinical testing abroad and in the United States.

Our current focus is on securing necessary funding and preparing for our upcoming pre-IND meeting with the FDA. We believe that in the four-plus months the new team has been on the job, we have made significant progress to position MicroIslet-PTM for accelerated clinical trials in persons with type 1 diabetes. We truly thank you for your continued support.

                                                                      Sincerely,



                                                                 /s/ Ronald Katz
                                                           Chairman of the Board

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ABOUT MICROISLET:

Our Mission
The Company's mission is to develop commercial islet cell transplantation products that will self-regulate blood glucose in the same fashion as a healthy pancreas. Such a product could drastically improve the health of millions of diabetes patients worldwide and greatly increase their quality of life. While our mission is to produce a therapy that provides fully-autonomous, self-regulating glucose control following transplantation, we believe our product has excellent commercial potential even if patients continue to require some degree of external monitoring and supplemental insulin following transplantation. We believe reduced frequency of testing, reduced injections or infusions of supplemental insulin, and reduced variability of blood glucose levels following transplantation of our product would greatly improve overall health and quality of life for diabetes patients worldwide.

Our Product
MicroIslet-PTM consists of microencapsulated porcine islets for implantation into the abdominal cavity using a minimally invasive procedure. Microencapsulation involves surrounding islet cells with formulations of a highly biocompatible, ultra-pure biopolymer, called alginate, or other similar biocompatible polymers. The alginate coating allows insulin, glucose, oxygen and other nutrients to diffuse freely, while blocking antibodies and reducing the patient's immune response to the implanted islet cells. It is hoped that MicroIslet-PTM will provide physiologic and self-regulating blood glucose control, thus reducing or eliminating the need for insulin injections or infusions and constant blood glucose monitoring. The long-term complications associated with type 1 diabetes, such as peripheral neuropathies, heart and kidney disease, and skin disorders, may be mitigated by the tighter blood glucose control that would result from such a product.

The Company's transplantation technology includes patented and proprietary methods for the culturing, cryopreservation, and immuno-protection (microencapsulation) of islet cells, some of which have been exclusively licensed from Duke University. In pre-clinical primate studies with transient immunosuppressive therapy, subjects have exhibited significant decreases in insulin requirements, and do not demonstrate evidence of immunological reaction to our encapsulated islet cells. Current primate studies are still in process, and we are compiling the incoming data to support our planned regulatory filings and clinical programs.




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EXCEPT FOR THE HISTORICAL INFORMATION CONTAINED HEREIN, THE MATTERS SET FORTH IN
THIS LETTER ARE FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF THE "SAFE HARBOR" PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995.
THESE FORWARD-LOOKING STATEMENTS ARE SUBJECT TO RISKS AND UNCERTAINTIES THAT MAY CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY, INCLUDING MICROISLET'S NEED TO RAISE SUBSTANTIAL ADDITIONAL FUNDS IN ORDER TO FUND ITS NEW STRATEGY AND CONTINUE AS A GOING CONCERN, THE RISKS AND UNCERTAINTIES INHERENT IN MEDICAL TREATMENT DISCOVERY, DEVELOPMENT AND COMMERCIALIZATION, THE RISKS AND UNCERTAINTIES ASSOCIATED WITH MICROISLET'S EARLY STAGE XENOTRANSPLANTATION TECHNOLOGIES, THE RISKS AND UNCERTAINTIES OF GOVERNMENTAL APPROVALS AND REGULATION, INCLUDING FOREIGN GOVERNMENT APPROVALS FOR CLINICAL TRIALS OUTSIDE THE U.S., THE EARLY STAGES OF NEGOTIATION FOR EXPANSION OF MICROISLET'S RELATIONSHIP WITH FIOS THERAPEUTICS AND OTHER STRATEGIC PARTNERSHIP OPPORTUNITIES, DEPENDENCE ON FIOS THERAPEUTICS AS A SOLE SOURCE SUPPLIER OF ANIMAL PARTS AND PROGENITOR CELL THERAPY AS A SOLE SOURCE MANUFACTURER OF ENCAPSULATED ISLETS FOR PRE-CLINICAL
AND CLINICAL STUDIES, THE RISKS THAT MICROISLET'S COMPETITORS WILL DEVELOP OR MARKET TECHNOLOGIES OR PRODUCTS THAT ARE MORE EFFECTIVE OR COMMERCIALLY ATTRACTIVE THAN MICROISLET'S PRODUCTS, RISKS THAT MICROISLET WILL NOT BE ABLE TO PROTECT ITS INTELLECTUAL PROPERTY IN THE U.S. OR INTERNATIONALLY, AND OTHER
RISKS DETAILED FROM TIME TO TIME IN MICROISLET'S MOST RECENT FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE FORWARD-LOOKING STATEMENTS SPEAK ONLY AS OF THE DATE HEREOF. MICROISLET DISCLAIMS ANY INTENT OR OBLIGATION TO UPDATE THESE FORWARD-LOOKING STATEMENTS.